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                                                                 EXHIBIT 10(bb)

                  FIRST AMENDMENT TO RESTRICTED SHARE AGREEMENT

         This amendment is made effective March 26, 2002, between Metatec International, Inc., an Ohio corporation (the "Company"), and Christopher A. Munro ("Mr. Munro").

                             Background Information

         The Company and Mr. Munro (the "Parties") are parties to a Restricted Share Agreement dated January 2, 2001 (the "Agreement"), pursuant to which the Company awarded and issued to Mr. Munro 40,000 common shares, without par value, of the Company (the "Shares"), subject to the terms and conditions of the Agreement. The Parties desire to modify the forfeiture provisions set forth in the Agreement and are entering into this amendment for that purpose.

                             Statement of Agreement

         The Parties hereby acknowledge the accuracy of the foregoing Background Information and agree as follows:

         Section 1. Definitions. Any capitalized terms used but not otherwise defined in this amendment shall have the respective meanings given those terms in the Agreement.

         Section 2. Vesting. If a Change In Control (as defined below) occurs prior to the second anniversary of the Effective Date, then, as of the date of such Change In Control, the forfeiture restrictions contained in Section 2 of the Agreement shall lapse automatically with respect to all Shares not forfeited to the Company under such section prior to such Change In Control. For purposes of this amendment, the term "Change In Control" shall mean the occurrence of any of the events described in Section 8 of the Company's 1990 Stock Option Plan, as amended (the "Plan"), the occurrence of which would cause or permit stock options granted under the Plan that are not yet otherwise fully exercisable to become fully exercisable.

         Section 3. Interpretation. This is an amendment to and a part of the Agreement. In the event of any inconsistencies between the provisions of the Agreement and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Agreement shall continue in full force and effect without change.

METATEC INTERNATIONAL, INC.


By   /s/ Julie A. Pollner                       /s/ Christopher A. Munro
  -------------------------------               ------------------------------
   Julia A. Pollner, Senior                     CHRISTOPHER A. MUNRO
   Vice President, Finance